UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported):
June 18, 2007

ATMEL CORPORATION
(Exact name of registrant as specified in its charter)

Delaware	0-19032	77-0051991

(State or other jurisdiction of	(Commission File Number)	(IRS Employer
incorporation)		Identification No.)
2325 Orchard Parkway
San Jose, CA 95131
(Address of principal executive offices, including zip code)
(408) 441-0311
(Registrant’s telephone number, including area code)
Not Applicable
(Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers
Item 9.01. Financial Statements and Exhibits
SIGNATURES
EXHIBIT INDEX
EXHIBIT 99.1

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers
Determination of Cash Bonuses for Fiscal Year 2006
On June 18, 2007, the Compensation Committee of the Board of Directors of Atmel Corporation (the “Company”) approved cash bonus awards for the Company’s executive officers pursuant to the Company’s Executive Bonus Plan (the “Bonus Plan”) for fiscal year 2006. Other compensation for fiscal year 2006 was previously reported in the Summary Compensation Table beginning on page 17 of the definitive proxy statement for the Special Meeting of Stockholders held on May 18, 2007, filed with the Securities and Exchange Commission on April 11, 2007 (the “Proxy Statement”). Because the Company had not issued its audited financial statements for fiscal year 2006 at the time the Proxy Statement was filed, cash bonuses for executive officers under the Bonus Plan had not yet been determined and were not included in the Proxy Statement. Pursuant to Item 5.02(f) of Form 8-K, the cash bonus awards for the named executive officers for fiscal year 2006 are set forth below. An updated Summary Compensation Table reflecting the cash bonus awards is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Fiscal 2006 Cash
Name and Title	Bonus Awards
Steven Laub, President and Chief Executive Officer	$395,996
Robert Avery, Vice President Finance and Chief Financial Officer	$278,907
Bernard Pruniaux, Vice President and General Manager, ASIC Segment	$116,629
Graham Turner, Vice President and General Manager, Microcontroller Segment	$181,808
Tsung-Ching Wu, Executive Vice President, Office of the President	$280,157
George Perlegos, Former President and Chief Executive Officer	$0
Item 9.01. Financial Statements and Exhibits
(d) Exhibits.

Exhibit No.	Description

99.1	2006 Summary Compensation Table

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ATMEL CORPORATION
Date: June 22, 2007	By:	/s/ Robert Avery
Robert Avery
Vice President Finance and Chief Financial Officer

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EXHIBIT INDEX

Exhibit No.	Description

99.1	2006 Summary Compensation Table

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